Exhibit 99.1
April 30, 2008	CONTACT:
Elizabeth Wilkinson Phone: 281-408-1329

EAGLE ROCK ENERGY PARTNERS, L.P. DECLARES 1.9% DISTRIBUTION INCREASE FOR FIRST QUARTER 2008, COMPLETES STANOLIND ACQUISITION, AND ANNOUNCES FIRST QUARTER 2008 EARNINGS CALL

HOUSTON – Eagle Rock Energy Partners, L.P. (NASDAQGS: EROC) (“Eagle Rock” or the “Partnership”) today declared a cash distribution of $0.40 per unit for the quarter ended March 31, 2008, a 1.9% increase over its distribution for the fourth quarter 2007. The distribution will be paid on May 15, 2008 to all unitholders of record as of May 9, 2008.

The Partnership also completed today its previously announced acquisition of 100% of the outstanding common stock of Stanolind Oil and Gas Corp. (“Stanolind”) for a purchase price of $79 million, subject to customary post-closing purchase price adjustments.  The acquisition was funded with borrowings drawn on the Partnership’s revolving credit facility.

Joseph A. Mills, chairman and chief executive officer of Eagle Rock said, “The first quarter of 2008 was another very strong quarter of financial performance in our midstream, upstream and minerals businesses.    This strong performance drives our increase in the current quarter distribution rate.   In addition, we are extremely pleased to announce the completion today of the Stanolind acquisition. Based on the performance of the Stanolind assets in the next two months, management will evaluate recommending to our Board of Directors an increase in our distribution rate for the 2nd quarter of 2008.”

The Partnership also announced today that it will report first quarter 2008 financial results after the market closes for trading on Tuesday, May 6, 2008. A first quarter earnings call will be held at 9 a.m. CT (10 a.m. ET) on Wednesday, May 7, 2008.

Interested parties may listen to the earnings call live over the internet or via telephone. To listen live over the Internet, log on to the Partnership’s web site at www.eaglerockenergy.com. To participate by telephone, the call in number is 888-680-0878, confirmation code 15417163.  Investors are advised to dial into the call at least 15 minutes prior to the call to register. Participants may pre-register for the call, and view important information, by using the following link:  https://www.theconferencingservice.com/prereg/key.process?key=P887U3YCD.  Pre-registering is not mandatory but is recommended as it will provide you immediate entry to the call.   An audio replay of the conference call will also be available for seven days by dialing 888-286-8010, confirmation code 14666002. In addition, a replay of the audio webcast will be posted on Eagle Rock’s website shortly after the call and will remain available for a period of six months.

The Partnership is a growth-oriented master limited partnership engaged in three businesses: a) midstream, which includes (i) gathering, compressing, treating, processing, transporting and selling natural gas, and (ii) fractionating and transporting natural gas liquids; b) upstream, which includes acquiring, exploiting, developing, and producing crude oil and natural gas interests; and c) minerals, which includes acquiring and managing fee minerals and royalty interests. Its corporate office is located in Houston, Texas.

“Board of Directors” in this press release refers to the Board of Directors of the general partner of the general partner of the Partnership.

This news release may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Partnership expects, believes or anticipates will or may occur in the future are forward-looking statements.  These statements are based on certain assumptions made by the Partnership based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances.  Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Partnership, which may cause the Partnership’s actual results to differ materially from those implied or expressed by the forward-looking statements.  For a detailed list of the Partnership’s risk factors, please consult the Partnership’s Form 10-K, filed with the Securities and Exchange Commission for the year ended December 31, 2007.
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